                                                                    Exhibit 25.2



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                        _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

    A National Banking Association                           36-0899825
                                                            (I.R.S. employer
                                                       identification number)

One First National Plaza, Chicago, Illinois                           60670-0126
     (Address of principal executive offices)                         (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                       ___________________________________


                                    CRANE CO.
               (Exact name of obligor as specified in its charter)

     Delaware                                               13-1952290
   (State or other jurisdiction of                          (I.R.S. employer
   incorporation or organization)                      identification number)

     100 First Stamford Place
     Stamford, Connecticut                                  06902
  (Address of principal executive offices)                  (Zip Code)



                              Debt Securities
                          (Title of Indenture Securities)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (A)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois,on the 4th day of May, 1994.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE,


               By    /s/ R. D. Manella
                         R. D. MANELLA
                         VICE PRESIDENT



     *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                            May 4, 1994



Securities and Exchange Commission,
Washington, D.C.  20549


Gentlemen:

In connection with the qualification of an indenture between Crane Co. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:   /s/ R. D. Manella
                                        R. D. MANELLA
                                        VICE PRESIDENT

                                    EXHIBIT 7



     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                  Call Date: 12/31/93  ST-BK:  17-1630 FFIEC 031
                                                                       Page RC-1


Legal Title of Bank:     The First National Bank of Chicago
Address:                 One First National Plaza, Suite 0460
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                C400        (-
                                                                           DOLLAR AMOUNTS IN                ------------   ----
                                                                               THOUSANDS           RCFD     BIL MIL THOU
                                                                           -----------------       ----     ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RCA-A):
     a. Noninterest-bearing balances and currency and coin(1). . . . . .                            0081     3,552,441     1.a.
     b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . .                            0071     5,687,085     1.b.
2.   Securities (from Schedule RC-B) . . . . . . . . . . . . . . . . . .                            0390       470,252     2
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . .                            0276     3,985,638     3.a.
     b. Securities purchased under agreements to resell. . . . . . . . .                            0277       880,886     3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2122 13,308,340                            4.a.
     b. LESS: Allowance for loan and lease losses. . . . . . . . . . . .   RCFD 3123    339,885                            4.b.
     c. LESS: Allocated transfer risk reserve. . . . . . . . . . . . . .   RCFD 3128          0                            4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . .                            2125    12,968,455     4.d.
5.   Assets held in trading accounts . . . . . . . . . . . . . . . . . .                            2146     3,109,630     5.
6.   Premises and fixed assets (including capitalized leases). . . . . .                            2145       497,559     6.
7.   Other real estate owned (from Schedule RC-M). . . . . . . . . . . .            7               2150       101,446     7.
8.   Investments in unconsolidated subsidiaries and associated
- -98  companies (from Schedule RC-M). . . . . . . . . . . . . . . . . . .                            2130         6,375     8.
9.   Customers' liability to this bank on acceptances outstanding. . . .                            2155       477,130     9.
10.  Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . .                            2143       147,257     10.
11.  Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . .                            2160     2,607,308     11.
12.  Total assets (sum of items 1 through 11). . . . . . . . . . . . . .                            2170    34,491,462     12.

____________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


                                  Call Date: 12/31/93  ST-BK:  17-1630 FFIEC 031
                                                                       Page RC-2

Legal Title of Bank:     The First National Bank of Chicago
Address:                 One First National Plaza, Suite 0460
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

SCHEDULE RC-CONTINUED


                                                                             DOLLAR AMOUNTS IN
                                                                                 THOUSANDS                 BIL MIL THOU
                                                                             -----------------             ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1). . . . . . . . . . . . . . . . . . .                       RCON 2200    15,870,533     13.a.
        (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . . . . .   RCON 6631  7,494,138                            13.a.(1)
        (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . .   RCON 6636  8,376,395                            13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II) . . . . . . . . . . . . . . .                       RCFN 2200     7,254,022     13.b.
        (1) Noninterest bearing. . . . . . . . . . . . . . . . . . . . .   RCFN 6631    352,283                            13.b.(1)
        (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . .   RCFN 6636  6,901,739                            13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
     its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased. . . . . . . . . . . . . . . . . . . . .                       RCFD 0278     2,649,907     14.a.
     b. Securities sold under agreements to repurchase . . . . . . . . .                       RCFD 0279       171,899     14.b.
15.  Demand notes issued to the U.S. Treasury. . . . . . . . . . . . . .                       RCON 2840       106,087     15.
16.  Other borrowed money. . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 2850     1,782,869     16.
17.  Mortgage indebtedness and obligations under capitalized
     leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 2910       267,000     17.
18.  Bank's liability on acceptance executed and outstanding . . . . . .                       RCFD 2920       477,130     18.
19.  Subordinated notes and debentures . . . . . . . . . . . . . . . . .                       RCFD 3200     1,175,000     19.
20.  Other liabilities (from Schedule RC-G). . . . . . . . . . . . . . .                       RCFD 2930     2,049,329     20.
21.  Total liabilities (sum of items 13 through 20). . . . . . . . . . .                       RCFD 2948    31,803,776     21.
22.  Limited-Life preferred stock and related surplus. . . . . . . . . .                       RCFD 3282             0     22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus . . . . . . . . . . .                       RCFD 3838             0     23.
24.  Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 3230       200,858     24.
25.  Surplus (exclude all surplus related to preferred stock). . . . . .                       RCFD 3839     2,254,940     25.
26.  a. Undivided profits and capital reserves . . . . . . . . . . . . .                       RCFD 3632       232,478     26.a.
     b. LESS: Net unrealized loss on marketable equity
        securities . . . . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 0297          (299)    26.b.
27.  Cumulative foreign currency translation adjustments . . . . . . . .                       RCFD 3284          (889)    27.
28.  Total equity capital (sum of items 23 through 27) . . . . . . . . .                       RCFD 3210     2,687,686     28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28) . . . . . . . . . . . . . . .                       RCFD 3300    34,491,462     29.


Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external

     auditors as of any date during 1992 . . . . . . .RCFA 6724 N/A         M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work


____________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.